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                                                                      Exhibit 99

[BLAIR CORPORATION LETTERHEAD]
220 HICKORY STREET - WARREN PENNSYLVANIA 16366-0001


PRESS RELEASE                                         For More Information Call:

                                                      Thomas P. McKeever
                                                             OR
                                                      Kent R. Sivillo
                                                      Blair Corporation
                                                      220 Hickory Street
                                                      Warren, PA 16366
                                                      (814) 723-3600


FOR IMMEDIATE RELEASE

           BLAIR CORPORATION ANNOUNCES THE REPURCHASE OF COMMON STOCK

     April 14, 1999 -- Blair Corporation (AMEX:BL), a Delaware Corporation, today announced that, pursuant to an offer received from the executors of the Estate of John L. Blair, the corporation has repurchased from Mr. Blair's Estate 100,000 shares of the Common Stock of Blair Corporation. The negotiated purchase price of all shares repurchased did not exceed the market price of the Corporation's stock on the date of the transaction. This repurchase is in addition to the Registrant's repurchase of 500,000 of its Common Stock from the Estate of John L. Blair in January, 1999.

     In addition to the shares repurchased from Mr. Blair's Estate, Blair Corporation has, from the fourth quarter of 1996 to the present, repurchased on the open market 544,739 shares of its Common Stock. Including the 100,000 shares repurchased from Mr. Blair's Estate, as noted above, Blair Corporation has 8,306,793 shares outstanding and 1,768,647 shares in treasury.

     Blair Corporation, based in Warren, Pennsylvania, is a national catalog and direct mail marketer of womenswear, menswear and home products.

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